UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

August 20, 2020

Date of Report (date of earliest event reported)

INGEVITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37586	47-4027764
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4920 O’Hear Avenue Suite 400	North Charleston	South Carolina	29405
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: 843-740-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	NGVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 20, 2020, the Board of Directors (the “Board”) of Ingevity Corporation (the “Company”) appointed John C. Fortson as the Company’s next President and Chief Executive Officer, effective September 1, 2020. He will succeed Richard B. Kelson, who has been serving as interim President and Chief Executive Officer. The Board also appointed Mr. Fortson as a director effective upon the commencement of his tenure as President and Chief Executive Officer. He will also continue to serve as the Company’s Chief Financial Officer and Treasurer on an interim basis until a permanent replacement is named.

Mr. Fortson, age 53, has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since 2015. Mr. Fortson came to the Company from AAR Corporation where he served as Vice President, Finance since May 2013, becoming Vice President, Chief Financial Officer and Treasurer in July 2013. Prior to joining AAR Corporation, Mr. Fortson was a Managing Director in the Investment Banking Department of Bank of America Merrill Lynch working in the firm’s New York, London and Chicago offices. Mr. Fortson is a graduate of the United States Military Academy at West Point and has a Master of Business Administration from Duke University’s Fuqua School of Business. Mr. Fortson spent seven years as an infantry officer in the U.S. Army. His last assignment was as a Parachute Rifle Company Commander in the 82nd Airborne Division.

Mr. Kelson will continue to serve as Chairman of the Board of the Company. He was also reappointed by the Board to the Leadership Development and Compensation Committee and to the Nominating, Governance and Sustainability Committee, effective September 1, 2020. In accordance with the Company’s Corporate Governance Guidelines and Amended and Restated Bylaws, as the Chairman of the Board and Chief Executive Officer roles will no longer be combined, director Frederick J. Lynch will no longer serve as lead independent director of the Board effective September 1, 2020.

In connection with his promotion, Mr. Fortson’s salary will be increased to $825,000 effective September 1, 2020. Mr. Fortson will continue to be eligible to participate in the Company’s short term incentive program and its long-term incentive program, with targets set annually by the Leadership Development and Compensation Committee. In connection with his promotion, Mr. Fortson’s 2020 annual incentive plan target was adjusted to 100% of his prorated annual base salary, and his target for long term incentive awards will be adjusted to 275% of his base salary beginning in 2021. In addition, Mr. Fortson will receive a special grant of $700,000 in performance-based restricted stock units in recognition of his promotion that will vest after the performance period ending December 31, 2022, subject to continued employment with the Company. Mr. Fortson and the Company also entered into a new change in control and severance agreement replacing his prior agreement, to reflect severance multiple adjustments. A copy of the change in control and severance agreement is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing Mr. Fortson’s appointment is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

10.1	Change in control and severance agreement between Ingevity Corporation and John C. Fortson dated August 21, 2020*

99.1	Press release dated August 24, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEVITY CORPORATION
(Registrant)

By:	/s/ Ryan C. Fisher
Ryan C. Fisher
Interim General Counsel and Secretary

Date: August 24, 2020